UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2026

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Rio Grande Drive, Suite 200

Castle Rock, CO 80104

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2026, at the 2026 Annual General Meeting of Stockholders (the “2026 Annual Meeting”) of Riot Platforms, Inc. (the “Company”), the Company’s stockholders approved the Seventh Amendment (the “Seventh Amendment”) to the 2019 Equity Incentive Plan, as amended (the “2019 Equity Plan”), which increases the number of shares of the Company’s common stock, no par value per share, reserved for issuance under the 2019 Equity Plan by 15,000,000 additional shares.

The Seventh Amendment was previously approved by the Board of Directors of the Company (the “Board”) and its Compensation and Human Resources Committee, subject to stockholder approval, and became effective immediately upon stockholder approval at the 2026 Annual Meeting. The Seventh Amendment increases the number of shares of the Company’s common stock reserved for issuance under the 2019 Equity Plan by 15,000,000 shares. No further amendments were made to the 2019 Equity Plan.

A description of the terms of the Seventh Amendment and the 2019 Equity Plan is included in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”), under the heading “Proposal No. 4: Approval of the Seventh Amendment to the 2019 Equity Plan to Increase the Number of Shares Reserved for Issuance thereunder by 15,000,000 Shares,” which description is incorporated herein by reference.

The foregoing description of the Seventh Amendment and the 2019 Equity Plan, as well as the description set forth in the Proxy Statement, is qualified in its entirety by reference to the full text of the Seventh Amendment and of the 2019 Equity Plan, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Set forth below are the matters on which the Company’s shareholders voted at the 2026 Annual Meeting, along with final voting results, as reported by the Company’s independent inspector of election.

The final voting results for each proposal presented at the 2026 Annual Meeting are set forth below:

Proposal No. 1: Election of Directors

Director Nominee	Director Class	Expiration of Term	For	Withheld	Broker Non-Votes
Lance D’Ambrosio	Class II	2029 Annual Meeting	193,555,099	22,283,990	55,950,688
Michael Turner	Class II	2029 Annual Meeting	203,597,300	12,241,789	55,950,688

Accordingly, the director nominees, Mr. Lance D’Ambrosio and Mr. Michael Turner, were elected by the stockholders to serve on the Board as Class II Directors, with terms of office expiring at the 2029 Annual Meeting and until their successors are duly elected and qualified, or each director’s earlier death, resignation, or removal.

Proposal No. 2: Ratification, in a Non-binding Advisory Basis, of Auditor Appointment

For	Against	Abstaining	Broker Non-Votes

270,339,887	810,653	639,237	0

Accordingly, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, was ratified.

Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

For	Against	Abstaining	Broker Non-Votes

210,538,101	4,343,765	957,223	55,950,688

Accordingly, by a non-binding advisory vote of the stockholders, the Company’s executive compensation for the year ended December 31, 2025, was approved.

Proposal No. 4: Approval of the Seventh Amendment to the 2019 Equity Plan to Increase the Number of Shares Reserved for Issuance thereunder by 15,000,000 Shares

For	Against	Abstaining	Broker Non-Votes

210,658,327	4,308,923	871,839	55,950,688

Accordingly, the proposal to approve the Seventh Amendment to the 2019 Equity Plan was approved.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

10.1	Seventh Amendment to the 2019 Equity Incentive Plan of Riot Platforms, Inc.
10.2	2019 Equity Incentive Plan of Riot Platforms, Inc., as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Jason Chung
Name:	Jason Chung
Title:	Chief Financial Officer

Date: June 15, 2026